AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

ARTICLES OF AMENDMENT

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation (“Articles of Incorporation”), the Board of Directors of the Corporation has determined to change the name of the Institutional Class of common stock to G Class for the series of shares titled NT Core Equity Plus Fund, NT Disciplined Growth Fund, NT Equity Growth Fund, and NT Small Company Fund.

THIRD:     The amendment to the Articles of Incorporation as set forth above was approved by at least a majority of the entire Board of Directors of the Corporation and was limited to changes expressly authorized by Section 2-105(c)(12) or Section 2-605 of the Maryland General Corporation Law without action by the stockholders.

FOURTH: These Articles of Amendment shall become effective at 12:01 a.m. on July 31, 2017.

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IN WITNESS WHEREOF, AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC. has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 5th day of July, 2017.

ATTEST:		AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

	/s/ Otis H. Cowan		/s/ Charles A. Etherington
Name:	Otis H. Cowan	Name:	Charles A. Etherington
Title	Assistant Secretary	Title:	Senior Vice President

THE UNDERSIGNED SENIOR VICE PRESIDENT OF AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated: July 5, 2017	/s/ Charles A. Etherington
Charles A. Etherington, Senior Vice President

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